Exhibit 99.1

bluebird bio Provides Update on Upcoming Planned Business Separation

– Company shares detail on stock distribution ratio and planned cash allocation –

– New board members appointed –

CAMBRIDGE, Mass. – October 8, 2021 – bluebird bio, Inc. (NASDAQ: BLUE) today announced the filing by 2seventy bio of an updated Form 10 Registration Statement with the U.S. Securities and Exchange Commission (SEC). This Form 10 reflects bluebird bio’s plans for a tax-free spin-off of its oncology programs and portfolio into 2seventy bio as a publicly traded company. The spin-off is on track to be completed by early November 2021. bluebird bio also announced the appointment of Najoh Tita-Reid and Sarah Glickman to the bluebird bio board of directors. Upon effectiveness of the Form 10, Ms. Glickman will also be a member of the board of directors of 2seventy bio and will step down from the bluebird bio board of directors upon completion of the spin-off.

“As we approach separation, we have been strategic and diligent in setting up each business for success,” said Nick Leschly, chief bluebird and expected chief kairos officer, 2seventy bio. “The first part of this year was largely directed toward focusing and shaping our internal operations and continuing to advance the transformative gene and cell therapy products that sit on both sides of the current business. Rounding out those necessary pillars for success is financial strength and leadership, and we’re extremely pleased to share today further detail on the balance sheet that each company is expected to launch with, as well as key members of each board of directors. This is another step forward and we remain on track to launch bluebird bio and 2seventy bio by early November with the right pieces in place to drive both entities toward delivering for patients with meaningful, value-creating milestones.”

Upon separation, bluebird bio plans to distribute 100% of the outstanding shares of 2seventy bio common stock to bluebird’s shareholders in a 3:1 ratio. For every three shares of bluebird bio stock, current shareholders will receive one share of 2seventy bio stock.

The company anticipates that its cash, cash equivalents and marketable securities balance at separation will be approximately $1.0B, inclusive of proceeds from the recent sale of the company’s manufacturing facility in North Carolina and its private placement equity financing. bluebird bio expects to fund 2seventy bio with approximately $480M in cash upon separation, with the balance to be retained by bluebird bio. Together with existing and emerging sources of revenue and other anticipated cash inflows, which includes the potential sale of priority review vouchers that would be issued with anticipated U.S. regulatory approvals of BLAs for bluebird’s therapies in beta-thalassemia and cerebral adrenoleukodystrophy, the Company expects its cash, cash equivalents and marketable securities balance will be sufficient to fund operations for bluebird bio and 2seventy bio into 2023 under current business plans.

The company also announced the appointment of two new board members.

Najoh Tita-Reid was appointed to the bluebird bio board of directors. Najoh Tita-Reid is Chief Marketing Officer for Logitech, a global manufacturer of computer peripherals, software and services with headquarters in Switzerland and California. In her role, Ms. Tita-Reid is leading the transformation of the global marketing function and spearheading a strategic, digital-first and data-driven consumer and customer omnichannel experience. A multi-faceted executive with global marketing expertise, she has a record of strategic and operational ingenuity and transformation across complex organizations. Prior to her role at Logitech, Ms. Tita-Reid was Global Chief Marketing Officer and Executive Board Member for Hero-AG, a family-run healthy food company, and held leadership positions at Bayer PLC and Merck & Co, Inc. Ms. Tita-Reid spent 19 years at Procter & Gamble where she managed several multi-billion-dollar brands. She also led African American Marketing for P&G, the world’s largest advertiser, and created breakthrough marketing strategies, including “My Black is Beautiful,” which stands as a template for multi-cultural campaigns across industry today. Ms. Tita-Reid graduated with a Bachelor of Arts from Spelman College and holds an MBA from Fuqua School of Business at Duke University.

“As we approach separation, we are in a strong financial and operational position and poised to unlock value both for our patients and our shareholders,” said Andrew Obenshain, president, severe genetic diseases and expected chief executive officer, bluebird bio, post separation. “We are pleased to welcome Najoh to bluebird bio’s board of directors and look forward to benefiting from her expertise in multi-brand strategy and execution as we enter the next chapter for bluebird bio, focused on the commercialization of three transformational gene therapies for severe genetic diseases.”

Sarah Glickman was also appointed to the bluebird bio board of directors and is expected to join the 2seventy bio board of directors as Audit Committee Chair upon separation. Ms. Glickman is the Chief Financial Officer for Criteo, a global technology company headquartered in Paris, France and listed on Nasdaq. She jointly leads Criteo’s strategy to drive profitable long-term growth and shareholder value through transformational change, including M&A. Key responsibilities include leading all aspects of financial planning and reporting, investor relations, treasury, tax, controllership and internal controls. She is also responsible for global IT, procurement and real estate. Prior to Criteo, she was the acting Chief Financial Officer and Chief Transformation Officer of XPO Logistics in Greenwich, CT. Prior to XPO, she was the Chief Financial Officer for the Novartis Business Services division of Novartis AG, a global pharmaceutical company. Ms. Glickman spent ten years at Honeywell, Inc. and before held finance roles at Bristol-Myers Squibb and PricewaterhouseCoopers. She is a Certified Public Accountant (US) and Fellow Chartered Accountant (UK) and graduated with a Bachelor of Arts in Economics and History, with honors, from the University of York in England.

“We’re excited that Sarah will join the board of 2seventy bio in this crucial launch phase,” said Nick Leschly. “Her financial leadership experience at several successful companies will be a tremendous asset as we focus on shoring up our balance sheet and setting up 2seventy bio with a healthy foundation to enable the continued advancement of our cell therapy platform.”

About bluebird bio, Inc.
bluebird bio is pioneering gene therapy with purpose. From our Cambridge, Mass., headquarters, we’re developing gene and cell therapies for severe genetic diseases and cancer, with the goal that people facing potentially fatal conditions with limited treatment options can live their lives fully. Beyond our labs, we’re working to positively disrupt the healthcare system to create access, transparency and education so that gene therapy can become available to all those who can benefit.

bluebird bio is a human company powered by human stories. We’re putting our care and expertise to work across a spectrum of disorders: cerebral adrenoleukodystrophy, sickle cell disease, β-thalassemia and multiple myeloma, using gene and cell therapy technologies including gene addition, and (megaTAL-enabled) gene editing.

bluebird bio has an additional nest in Seattle, Wash. For more information, visit bluebirdbio.com.

Follow bluebird bio on social media: @bluebirdbio, LinkedIn, Instagram and YouTube.

bluebird bio, 2seventy and 2seventy bio are trademarks of bluebird bio, Inc.

Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to: statements about the expected allocation of cash and cash equivalents between bluebird bio and 2seventy bio at the separation; the strategic plans for each of bluebird bio and 2seventy bio and potential corporate development opportunities and potential sources of revenue or anticipated cash inflows, including any priority review vouchers that may be issued; the tax free nature of the separation; and statements about the expected leadership of each of bluebird bio and 2seventy bio, including management and members of the board of directors, and the expected timing for completion of the separation. Applicable risks and uncertainties include those related to the possibility that we may not complete the separation on the terms or timeline currently contemplated if at all, achieve the expected benefits of the separation, and that the separation could harm our business, results of operations and financial condition; the risk that the transaction might not be tax-free; the risk that we may be unable to make, on a timely or cost-effective basis, the changes necessary to operate as independent companies; 2seventy’s lack of independent operating history and the risk that its accounting and other management systems may not be prepared to meet the financial reporting and other requirements of operating as an independent public company; the risk that dedicated financial and/or strategic funding sources may not be available on favorable terms; the risk that the separation may adversely impact bluebird bio’s or 2seventy bio’s ability to attract or retain key personnel; the risk that the separation may adversely impact the effectiveness of development and commercialization efforts by us and our partners; the risk of possible disruption to our businesses as a result of the announcement or pendency of the separation; the risk that our BLAs will not be accepted for filing by the FDA on the timeline that we expect, and the risk that we do not receive regulatory approval for our product candidates on the timeline that we expect, or at all; and the risk that we are unable to manage our operating expenses or cash use for operations. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risks that we may not complete the separation on the terms or timeline currently contemplated if at all, achieve the expected benefits of a separation, and a separation could harm our business, results of operations and financial condition; the risk that the transaction might not be tax-free; we may be unable to make, on a timely or cost-effective basis, the changes necessary to operate as independent companies; 2seventy bio's lack of independent operating history and the risk that its accounting and other management systems may not be prepared to meet the financial reporting and other requirements of operating as an independent public company; dedicated financial and/or strategic funding sources may not be available on favorable terms; a separation or announcement thereof may adversely impact our ability to attract or retain key personnel; a separation may adversely impact the effectiveness of development and commercialization efforts by us and our partners; our businesses may be disrupted as a result of the announcement or pendency of the separation; and the risk that we are unable to realize the intended benefits of resizing and reshaping our workforce. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our most recent Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and bluebird bio undertakes no duty to update this information unless required by law.

Investors & Media

For bluebird bio
Investors:
Courtney O’Leary, 978-621-7347
coleary@bluebirdbio.com

Media:
Sarah Alspach, 857-299-6198
sarah.alspach@bluebirdbio.com

For 2seventy bio
Investors:
Elizabeth Pingpank, 860-463-0469
epingpank@bluebirdbio.com

Media:
Jenn Snyder, 617-448-0281
jsnyder@bluebirdbio.com